SEIDMAN & ASSOCIATES,LLC
                                 100 Misty LANE
                                 P. O. Box 5430
                              Parsippany, NJ 07054
                              (973) 560-1400, X108

                                December 19, 2002
Via Fax and Federal Express
Alliance Bancorp of New England, Inc.
348 Hartford Turnpike
Vernon, Connecticut 06066

Att: Ms. Cynthia S. Harris
     Secretary to the Board of Directors

Dear Ms. Harris:

Seidman & Associates, LLC ("SAL") (hereinafter referred to as "Nominating Shareholder") hereby gives notice that it is nominating, Lawrence B. Seidman ("Seidman"),Scott Werner ("Werner) and Neal Axelrod ("Axelrod") for election to the Alliance Bancorp of New England, Inc.("ANE") Board of Directors at the next Annual Meeting of Shareholders, the date of which has not been determined.

SAL is the record holder of 1,000 shares of ANE stock and its address on your corporate books is 19 Veteri Place, Wayne, New Jersey 07470. In addition, SAL is also the beneficial owner of 53,040 shares of ANE stock (including the 1,000 shares noted above). All the shares (except the 1,000 shares held in record name) are held by Bear Stearns & Co. which appear under CEDE & Co. on the books and records of ANE. CEDE & Co.'s address is 55 Water Street, New York, NY 10041.

Seidman and its affiliated entities, SAL, Seidman Investment Partnership, L.P., ("SIP"), Seidman Investment Partnership II, L.P. ("SIPII") Kerrimatt, L.P. ("Kerrimatt"), Federal Holdings, LLC ("Federal"), Pollack Investment Partnership, LP ("PIP"), and Seidman, individually, and for his discretionary accounts ("SEID"), Dennis Pollack ("Pollack"), Werner and Axelrod (hereinafter referred to as the "Requesting Entities" own in the aggregate approximately 208,497 shares of ANE stock, approximately 8.05% of the outstanding Common stock, and have owned shares of ANE for the past six (6) months. All the disclosures set forth in the Schedule 13D and Amendment #1 filed on October 24, 2002, and December 13, 2002, respectively, are incorporated herein in their entirety by reference, including without limitation the disclosures concerning the shareholdings of each of the noted entities.

I hereby request, on behalf of the Nominating Shareholder its affiliated entities and on behalf of the nominees, that you provide me with ANE's updated shareholder lists (including the NOBO/CEDE/Philadep list) as required by the Delaware General Corporation Law, Section 14a-7 of the Exchange Act of 1934, and Rule 14a-7 promulgated thereunder so that proxies can be solicited for the three
(3) director nominees, and in opposition to management's slate of directors. Pursuant to Rule 14a-7, please deliver the shareholder lists to me within five
(5) business days. A copy of the Certification required pursuant to Rule 14a-7 is attached hereto.

I hereby request that the above shareholder lists be provided to me in paper, and magnetic tape, or disc form (whichever form is utilized by your transfer agent). Furthermore, please update the record holder information on a daily basis, or at the shortest other reasonable intervals, until the record date for the next Annual Meeting. In addition, please provide Mr. Seidman with any amendments to ANE's By-Laws and Certificate of Incorporation enacted since the last annual meeting.

The Nominating Shareholder feels very strongly that shareholder representation is very important to corporate governance, and to the maximization of shareholder value. If a representative of ANE desires to discuss the accomplishment of these goals, please contact the undersigned.

The enclosed material is being filed with you, as the Secretary of ANE, with a copy to Joseph H. Rossi, ANE's President and Chief Executive Officer as required by Article II, Section 5(c).

The Nominating Shareholder has no material financial interest in the proxy solicitation to be conducted in opposition to the nominees selected by ANE management. Any director fees paid to the nominees (Seidman, Werner and Axelrod), if they are elected, will belong to the respective nominee.

I was pleased to read about the retention of Friedman Billings Ramsey as the advisor to advise ANE on strategical alternatives and methods of enhancing shareholder value. Hopefully, we will be able to resolve the issue of Board representation so that the conflict and distraction of a proxy contest can be avoided.

In the opinion of our Counsel the enclosed information fulfills the requirements of Article II, Section 5 (c). If you disagree, please notify Mr. Seidman as to the required additional information and support thereof. If no response is received, we will assume that the enclosed material complies with the requirements of Article II, Section 5(c).

If you have any questions concerning the above or require any additional information, please contact the undersigned with specific details so we can evaluate your request.

                                                      Very truly yours,

                                        /ss/ Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, Individually
                                        And for his discretionary clients
                                        /ss/ Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, Manager
                                        Seidman and Associates, L.L.C.

                                        /ss/ Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, President
                                        of the Corporate General Partner

                                        Seidman Investment Partnership, L.P.

                                        /ss/ Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, President
                                        of the Corporate General Partner
                                        Seidman Investment Partnership II, L.P.

                                        /ss/ Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, Investment
                                        Manager
                                        Kerrimatt, L.P.

                                        /ss/ Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, Investment
                                        Manager
                                        Federal Holdings, L.L.C.

                                        /ss/ Lawrence B. Seidman
                                        --------------------------------
                                        Lawrence B. Seidman, Co-General
                                        Partner
                                        Pollack Investment Partnership, L.P.,

                                        /ss/ Dennis Pollack
                                        --------------------------------
                                        Dennis Pollack, Individually

                                        /ss/ Dennis Pollack
                                        --------------------------------
                                        Dennis Pollack, Co-General
                                        Partner
                                        Pollack Investment Partnership, L.P.,

                                        /ss/ Scott Werner
                                        --------------------------------
                                        Scott Werner

                                        /ss/Neal Axelrod
                                        --------------------------------
                                        Neal Axelrod

                                  CERTIFICATION

     Lawrence B. Seidman, upon his oath certifies as follows:

     1. The Requesting Entities will not use the shareholder list information for any purpose other than to communicate with, and, if necessary, to solicit proxies from, the shareholders of Alliance Bancorp of New England, Inc. with respect to the slate of Directors proposed by the Nominating Shareholder for election at the next annual shareholder meeting.

     2. The Requesting Entities will not disclose the shareholder list information to any person other than the beneficial owner for whom the shareholder list request was made, or an employee or agent to the extent necessary to effect the communication or solicitation referred to above.

                                                  /ss/ Lawrence B. Seidman
                                                 -------------------------------
                                                 Lawrence B. Seidman


STATE OF NEW JERSEY  )
                     )SS.
COUNTY OF MORRIS     )

BEFORE ME, a notary public in and for the State of New Jersey, County of Morris, did personally appear LAWRENCE B. SEIDMAN, who made oath under penalty of perjury that the aforesaid facts are true and correct to the best of his knowledge, information and belief.

         GIVEN under my hand and seal this 19th day, December, 2002.


/s/Ruth W. Rivkind
Notary Public of New Jersey
My Commission expires:
Feb. 14, 2006

                                  CERTIFICATION

         Neal Axelrod, upon his oath certifies as follows:

     1. The Requesting Entities will not use the shareholder list information for any purpose other than to communicate with, and, if necessary, to solicit proxies from, the shareholders of Alliance Bancorp of New England, Inc. with respect to the slate of Directors proposed by the Nominating Shareholder for election at the next annual shareholder meeting.

     2. The Requesting Entities will not disclose the shareholder list information to any person other than the beneficial owner for whom the shareholder list request was made, or an employee or agent to the extent necessary to effect the communication or solicitation referred to above.

                                                  /ss/Neal Axelrod
                                                 -------------------------------
                                                 Neal Axelrod

STATE OF NEW JERSEY  )
                     )SS.
COUNTY OF MORRIS     )

BEFORE ME, a notary public in and for the State of New Jersey, County of Morris, did personally appear NEAL AXELROD, who made oath under penalty of perjury that the aforesaid facts are true and correct to the best of his knowledge, information and belief.

GIVEN under my hand and seal this 19th day, December, 2002.


/s/Ruth W. Rivkind
Notary Public of New Jersey
My Commission expires:
Feb. 14, 2006

                                  CERTIFICATION

         Scott Werner, upon his oath certifies as follows:

     1. The Requesting Entities will not use the shareholder list information for any purpose other than to communicate with, and, if necessary, to solicit proxies from, the shareholders of Alliance Bancorp of New England, Inc. with respect to the slate of Directors proposed by the Nominating Shareholder for election at the next annual shareholder meeting.

     2. The Requesting Entities will not disclose the shareholder list information to any person other than the beneficial owner for whom the shareholder list request was made, or an employee or agent to the extent necessary to effect the communication or solicitation referred to above.

                                                 /ss/Scott Werner
                                                 -------------------------------
                                                 Scott Werner

STATE OF CONNECTICUT  )
                      )SS.Vernon
COUNTY OF TOLLAND     )

BEFORE ME, a notary public in and for the State of Connecticut, County of Tolland, did personally appear SCOTT WERNER, who made oath under penalty of perjury that the aforesaid facts are true and correct to the best of his knowledge, information and belief.

GIVEN under my hand and seal this 18 day, December, 2002.


Notary Public of Connecticut

My Commission Exp. Sep. 30, 2007

                                    EXHIBIT A
          SCHEDULE OF INFORMATION REQUIRED BY ARTICLE II, SECTION 5(c)
                                     of the
                 BYLAWS OF ALLIANCE BANCORP OF NEW ENGLAND, INC.
(i)      The Nominating Shareholder and its address:
                                                               No. of Shares
                                                                 Held As
       Name                      Business Address              Recordholder*
      ------                     -----------------            --------------
 1. Seidman and Associates,      19 Veteri Place                  1,000
    L.L.C.                       Wayne, NJ 07470

[*The Nominating Shareholder is the beneficial owner of additional shares as set forth in subparagraph (iv) below. On December 16, 2002 a request was submitted to DTC to transfer title to 1,000 shares of ANE to SAL and upon information and belief these shares are being transferred. ]

(ii) Name, age, business address of Nominees:

         Lawrence Seidman,  Age 54
         100 Misty Lane
         Parsippany, NJ 07470

         Scott Werner, Age 37
         78 Box Mountain Dr.
         Vernon, CT 06066

         Neal Axelrod, Age 49
         3 Marigold Ct.
         Edison, NJ 08820


(iii) Principal occupation or employment of Nominees and relationships (business, employment, familial) with Nominating Shareholder:

          Lawrence Seidman. Mr. Seidman, from March 10, 1999 to March 31, 2002 was the President, General Counsel and a Director of Menlo Acquisition Corporation and since March 2002 has been Associate General Counsel of Menlo Acquisition Corporation. Mr. Seidman is also Manager of Seidman & Associates, Co-General Partner of Pollack Investment Partnership, L.P. President of Veteri Place Corp., the sole General Partner of Seidman Investment Partnership, LP, Seidman Investment Partnership II, LP, Manager, of Federal Holdings, L.L.C. and business consultant to certain partnerships and individuals, including, but not limited to, Kerrimatt, LP. [Further information with regard to each entity is set forth in subpargraph (iv) and the Schedule 13D and Amendment #1 filed on October 24, 2002 and December 13, 2002, respectively, and incorporated herein by reference.]

          Neal Axelrod. Neal Axelrod graduated from Lehigh University in December 1974 with a B.S. in Business and Economics. In 1977, Mr. Axelrod became a Certified Public Accountant and is presently licensed in the State of New Jersey. From 1975 to 1978 he worked for Berenson Berenson Adler & Co, New York City as an accountant and from 1978 to the present has been self-employed as an accountant through Neal S. Axelrod, P.A. Mr. Axelrod has been on the executive Board of the North Edison Baseball & Softball League, Edison, NJ, from 1989 to 2000 and the Central Jersey Mustangs, Inc., North Brunswick, NJ, from 1996 to 1999. Since 1996 Mr. Axelrod has been on the Executive Board of the Israeli Sports Exchange, Inc., formerly the North Jersey Maccabi Club, Inc.

          Scott Werner graduated from the University of Connecticut in June 1987 with a B.S. in Mechanical Engineering and Metallurgy. From 1987 to the present Mr. Werner has been a self-employed entrepreneur in many varied businesses.





(iv)(a) The following sets forth the name, business address, and the number of shares of Common Stock of ANE beneficially owned as of December 19, 2002, by the Nominating Shareholder. [The actual stock purchase transactions are set forth on Exhibit B.]
                                                   Number of Shares
                                                   of Common Stock
                                                   Beneficially
         Name             Business Address         Owned & Owned       Percent
         Class                                     in Record Name        of
-------------------------------------------------------------------------------

1.Seidman and Associates, Lanidex Center,               53,040          2.048
L.L.C.(SAL)               100 Misty LANE
                          Parsippany, NJ 07054

(iv)(b) The following sets forth the name, business address, and the number of shares of Common Stock of the ANE beneficially Owned as of December 19, 2002, by each of the affiliates of the Nominating Shareholder. [The actual stock purchase transactions are set forth on Exhibit B.]

                                                     Number of Shares
                                                     of Common Stock
                                                      Beneficially
          Name                                       Owned & Owned    Percent
         Class             Business Address          in Record Name    of
------------------------------------------------------------------------------
1. Seidman and Associates   Lanidex Center,             53,040        2.048
   L.L.C.(SAL)              100 Misty LANE
                              Parsippany, NJ 07054
2. Seidman Investment       19 Veteri Place             26,679        1.030
   Partnership, L.P.(SIP)   Wayne, NJ 07470
3. Seidman Investment       19 Veteri Place             26,579        1.026
   Partnership II, L.P.(SIPII) Wayne, NJ 07470
4. Lawrence Seidman & Clients 19 Veteri Place          196,397        7.584
   (1)                        Wayne, NJ 07470
5. Federal Holdings, LLC    One Rockefeller Plaza       26,779        1.034
   (Federal)                New York, NY 10020
6. Kerrimatt, LP            80 Main St.                 26,579        1.026
   (Kerrimatt)              West Orange, NJ 07052
7. Pollack Investment       47 Blueberry Drive          26,579        1.026
   Partnership, L.P. (PIP)  Woodcliff Lake, NJ 07677
8. Dennis Pollack (2)          47 Blueberry Drive       26,579        1.026
   (Pollack)                Woodcliff Lake, NJ 07677
9. Scott Werner             78 Box Mountain Dr.         12,100         .467
                            Vernon, CT 06066
10. Neal Axelrod            3 Marigold Ct.,                500         .019
                            Edison, NJ 08820
------------------
(1) Includes all shares owed by SAL, SIP, SIPII, Federal, Kerrimatt, PIP and Seidman's clients.
(2)      Includes shares owned by PIP.

The aggregate purchase price of the 196,397 Shares owned beneficially by the above, except Scott Werner, on December 19, 2002 was approximately $2,744,428, (inclusive of brokerage commissions). Mr. Werner's purchase of 12,100 shares all occurred prior to December 19, 2000. His total cost was $90,392.98 (inclusive of brokerage commissions). Such Shares have been (or will be in the case of transactions which have not yet settled) paid for through working capital of the respective entities. As of December 19, 2002, none of the above entities including the Nominating Shareholder had an outstanding margin balance.

SAL is a New Jersey limited liability company, organized to invest in securities, whose principal and executive offices are located at 19 Veteri Place, Wayne, New Jersey 07470. Lawrence Seidman is the Manager of SAL and has sole investment discretion and voting authority with respect to such securities.

SIP is a New Jersey limited partnership, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Veteri Place Corporation is the sole General Partner of SIP and Lawrence Seidman is the only shareholder and officer of Veteri Place Corporation. Seidman has sole investment discretion and voting authority with respect to such securities.

SIPII is a New Jersey limited partnership, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Veteri Place Corporation is the sole General Partner of SIP and Lawrence Seidman is the only shareholder and officer of Veteri Place Corporation. Seidman has sole investment discretion and voting authority with respect to such securities.

Kerrimatt is a limited partnership formed, in part, to invest in stock of public companies whose principal and executive offices are located at 80 Main Street, West Orange, New Jersey 07052. David Mandelbaum is the General Partner of Kerrimatt. Lawrence Seidman has the sole investment discretion and voting authority with respect to such securities.

Federal is a New York limited liability company, organized to invest in securities, whose principal and executive offices are located at One Rockefeller Plaza, 31st Floor, New York, NY 10020. Lawrence B. Seidman is the Manager of Federal and has sole investment discretion and voting authority with respect to such securities.

PIP is a New Jersey limited partnership whose principal and executive offices are located at 47 Blueberry Drive, Woodcliff Lake, NJ. Seidman and Pollack are General Partners and share investment discretion and voting authority with respect to such securities.

Pollack is a private investor whose principal office is located at 47 Blueberry Drive, Woodcliff Lake, NJ 07677. Pollack has sole investment discretion and voting authority with respect to his securities and shared discretion and voting authority for PIP.

Werner is a private investor whose principal office is located at 78 Box Mountain drive, Vernon, CT 06066. Werner has sole investment discretion and voting authority with respect to such securities.

Axelrod is a private investor whose principal office is located at 3 Marigold Ct., Edison, NJ 08820. Axelrod has sole investment discretion and voting authority with respect to such securities.

Seidman is a private investor whose principal office is located at 100 Misty Lane, Parsippany, NJ 07054. Mr. Seidman has sole investment discretion and voting authority for his discretionary clients, SAL, SIP, SIPII, Kerrimatt, his clients and Federal and shared investment discretion and voting authority for PIP.

The General Partner of SIP is: Veteri Place Corp; a New Jersey Corporation (Seidman is the sole officer, and shareholder). Seidman through Veteri Place Corp. is entitled to 20% of the profits.

The General Partner of SIPII is: Veteri Place Corp; a New Jersey Corporation (Seidman is the sole officer and shareholder). Seidman through Veteri Place Corp. is entitled to 25% of the profits.

Seidman is the Managing Member of SAL and Brant Cali is the Managing Member of Seidcal Associates which owns a majority interest in SAL. Seidman is entitled to an annual salary of $300,000 and as Manager is entitled to 5% of the profits earned by SAL and his wife is entitled to 15% of the profits after allowing a return to SAL.

Mr. Seidman has an agreement with Kerrimatt, which gives him the complete discretion to vote and dispose of securities of the Issuer owned by Kerrimatt, L.P. Mr. Seidman is entitled to a percentage of the profits derived from these securities, which is calculated after allowing a return to Kerrimatt.

Mr. Seidman has an agreement with Federal which gives him the complete discretion to vote and dispose of securities of the Issuer owned by Federal. Mr. Seidman is entitled to a percentage of the profits derived from these securities which is calculated after allowing a return to Federal.

Messrs. Seidman and Pollack are the General Partners of PIP and share the investment and voting authority with respect to shares owned by said entity. They are entitled to receive an annual administrative fee equal to a quarter of 1% PIP's assets and are entitled to 20% of the profits.

None of the partners of SIP, SIPII, PIP, Kerrimatt, affiliates of or members of SAL or Federal, or Pollack, Seidman, Werner or Axelrod, own any shares of Issuer except as disclosed herein.

The following are certain provisions concerning the division of profits or losses or guarantees of profits with reference to SAL, SIP, SIPII, PIP, Kerrimatt and Federal. In Section 8.1(d) of the operating agreement for SAL, Mr. Seidman is entitled to 5% of the net profits each year and his wife is entitled to 15% of the net profits. In addition Section 11.3(b) in SAL's operating agreement entitles Mr. Seidman to annual compensation of $300,000. Mr. Seidman is also entitled to 20% of the net profits under the agreements with SIP [Section 9(a)(i)]]. Mr. Seidman is also entitled to 25% of the net profits under the agreement with SIPII. [Section 9]. In addition Mr. Seidman is also entitled to 25% of the Net Profits under the Agreement with Federal (Second Amendment of the Operating Agreement).

Mr. Seidman is the Manager of Federal and SAL, and is the president of the corporate general partner of SIP and SIPII; and investment manager for Kerrimatt and, in that capacity, Mr. Seidman has the authority to cause those entities to acquire, hold, trade and vote these securities. Messrs. Seidman and Pollack share this responsibility with PIP. SAL, Federal, PIP, Kerrimatt, SIP and SIPII were all created to acquire, hold and sell publicly traded securities. None of the entities disclosed herein were formed to solely acquire, hold and sell the Issuer's securities. Each of these entities owns securities issued by one or more companies other than Issuer. The members and limited partners in SAL, SIP, SIPII, PIP, Kerrimatt and Federal are all passive investors, who do not - and can not - directly or indirectly participate in the management of these entities, including without limitation proxy contests. Seidman's compensation is, in part, dependent upon the profitability of the operations of these entities, but no provision is made to compensate Seidman solely based upon the profits resulting from transactions involving the Issuer's securities.

The voting power over the Issuer's securities is not subject to any contingencies beyond standard provisions for entities of this nature, (i.e., limited partnerships and limited liability companies) which govern the replacement of a manager or a general partner.

Pursuant to Section 16 of the Amended and Restated Agreement of Limited Partnership (Partnership Agreement), Veteri Place Corporation, as of the end of each fiscal quarter shall be entitled to receive an administrative fee equal to a quarter of 1% of SIP's assets.

The scheduled term of SIP is until December 31, 2014 unless sooner terminated as provided in the Partnership Agreement.

The Scheduled term of SIPII is until December 31, 2014 unless sooner terminated as provided in the Partnership Agreement.

SAL's term shall continue in full force and effect until May 1, 2024 unless terminated as provided for in its operating agreement.

Kerrimatt's term shall continue in full force and effect as provided in its Letter Agreement. Mr. Seidman is entitled to a quarterly administration fee equal to a .25% of 1% of Kerrimatt assets with a maximum annual fee of $50,000.

Federal's term shall continue in full force and effect until April 30, 2045 as provided for in its operating agreement. Pursuant to Article 10.1 of the operating agreement, Mr. Seidman's management term expires on October 1, 2003. Mr. Seidman is entitled to a quarterly administration fee equal to .25% of 1% of Federal's assets.

PIP's term shall continue in full force and effect until June 31, 2020, as provided for in its Partnership Agreement.

The persons and entities listed above agreed to act in concert with regard to the election of Directors. The persons and entities listed above reserve the right to terminate their agreement to act in concert.

Each of the above entities, except as provided above disclaims any beneficial interest in any shares of Common Stock owned by the other named entities.

During the last ten (10) years, none of SAL, SIP, SIPII, Federal, Kerrimatt, PIP, Pollack, Werner, Axelrod and Seidman (nor any of the members of the limited liability companies nor limited partners of the limited partnerships) to the best of their knowledge, (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or (ii) has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

                             SOLICITATION; EXPENSES

Proxies may be solicited by a Committee comprised of the Nominating Shareholder and all the affiliates of the Nominating Shareholder listed above, (The "Committee") by mail, advertisement, telephone, facsimile, telegraph, and personal solicitation. Werner , Axelrod and Seidman will be principally responsible to solicit proxies for the Committee and certain of their employees will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Committee's solicitation material to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

The Committee has retained D. F. King & Co. to assist in the solicitation of proxies and for related services. The Committee will pay D. F. King & Co. a fee of up to $25,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Committee has also agreed to indemnify D. F. King & Co. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. Approximately eight (8) persons will be used by D. F. King & Co. in its solicitation efforts.

The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be exclusively borne by SAL, SIP, SIPII Federal, Kerrimatt and PIP.

Although no precise estimate can be made at the present time, the Committee currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Committee will be approximately $40,000 of which $-0- has been incurred to date. The Committee intends to seek reimbursement from the Company for those expenses incurred by the Committee, if their nominees are elected, but does not intend to submit the question of such reimbursement to a vote of the Stockholders.

Seidman, Werner and Axelrod entered into an agreement with SAL, SIP, SIPII, Federal, Kerrimatt and PIP whereby these entities have agreed to bear their pro-rata costs and expenses of, and indemnify against any and all liability incurred by, Seidman, Werner and Axelrod in connection with Seidman, Werner and Axelrod being candidates and a "participant in a solicitation" (as defined in the rules and regulations under the Securities Exchange Act of 1934, as amended). Seidman, Werner and Axelrod will receive directors' fees upon their election as a Directors of the Company in accordance with the Company's then practice.

None of the participants in this solicitation nor any associates of the participants except as set forth herein (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, (vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year or (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth herein none of the participants or any of the persons participating in this solicitation on behalf of the participants nor any associate or immediate family member of any of the foregoing persons has had or is to have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year, or any proposed transaction, to which the Company or any of its affiliates was or is a party.

     (vi) During the past ten years none of the participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

     (vii) As of December 19, 2002, there were 2,589,333 shares of Common Stock shares of the Corporation outstanding based upon the Company's Form 10-Q dated September 30, 2002. The record date for the 2003 Annual Meeting has not yet been set.

                                               Cost
Entity                       Date              Per
                             Purch             Share        Cost           Share

1-Seidman & Assoc           2/19/02           11.6818     64,250.00        5,500
1-Seidman & Assoc           3/13/02           12.1818     16,750.00        1,375
1-Seidman & Assoc            6/4/02           14.0500     62,522.50        4,450
1-Seidman & Assoc           6/13/02           13.8500      6,925.00          500
1-Seidman & Assoc           6/24/02           13.8000      6,900.00          500
1-Seidman & Assoc           7/23/02           13.6540     30,038.80        2,200
1-Seidman & Assoc           7/24/02           13.2041     63,775.80        4,830
1-Seidman & Assoc           7/30/02           13.1175      9,510.19          725
1-Seidman & Assoc           8/12/02           13.1100      3,605.25          275
1-Seidman & Assoc           8/13/02           13.0709     20,586.67        1,575
1-Seidman & Assoc           8/26/02           15.3000     38,250.00        2,500
1-Seidman & Assoc           8/28/02           15.3000     11,016.00          720
1-Seidman & Assoc           9/23/02           15.0633      4,519.00          300
1-Seidman & Assoc           9/24/02           15.0633      4,519.00          300
1-Seidman & Assoc           9/25/02           15.0900      1,509.00          100
1-Seidman & Assoc           9/30/02           15.3500     13,201.00          860
1-Seidman & Assoc           10/7/02           15.0500     10,760.75          715
1-Seidman & Assoc           10/7/02           15.0580      7,529.00          500
1-Seidman & Assoc           10/9/02           14.4840     80,241.36        5,540
1-Seidman & Assoc           10/14/02          14.4558     21,828.26        1,510
1-Seidman & Assoc           10/15/02          14.4611     81,415.99        5,630
1-Seidman & Assoc           10/16/02          14.4500     51,297.50        3,550
1-Seidman & Assoc           11/27/02          17.9649     37,905.94        2,110
1-Seidman & Assoc           12/3/02           17.4970     50,041.42        2,860
1-Seidman & Assoc           12/4/02           17.3000     11,850.50          685
1-Seidman & Assoc           12/5/02           17.2500     24,667.50        1,430
1-Seidman & Assoc           12/11/02          17.3087     31,155.66        1,800
Totals                                                   766,572.09       53,040

1-SIP                       2/19/02           11.6818     32,125.00        2,750
1-SIP                       3/13/02           12.1907      8,375.00          687
1-SIP                        6/4/02           14.0500     31,261.25        2,225
1-SIP                       6/14/02           13.8500      4,986.00          360
1-SIP                       6/21/02           13.8100      9,667.00          700
1-SIP                       6/24/02           13.8000      5,520.00          400
1-SIP                       7/23/02           13.6540     14,473.24        1,060
1-SIP                       7/24/02           13.2041     31,874.70        2,414
1-SIP                       7/30/02           13.1175     10,494.00          800
1-SIP                       8/13/02           13.0709     10,260.66          785
1-SIP                       8/28/02           15.3000      5,446.80          356
1-SIP                       9/24/02           15.0700      3,014.00          200
1-SIP                       9/30/02           15.3500      6,569.80          428
1-SIP                       10/7/02           15.0500      5,372.85          357
1-SIP                       10/7/02           15.0567      9,034.00          600
1-SIP                       10/9/02           14.4840     40,149.65        2,772
1-SIP                       10/14/02          14.4558     10,957.50          758
1-SIP                       10/15/02          14.4611     40,693.54        2,814
1-SIP                       10/16/02          14.4500     25,576.50        1,770
1-SIP                       11/27/02          17.9649     19,006.86        1,058
1-SIP                       12/3/02           17.4970     24,985.72        1,428
1-SIP                       12/4/02           17.3000      5,933.90          343
1-SIP                       12/5/02           17.2500     12,316.50          714
1-SIP                       12/11/02          17.3087     15,577.83          900
Totals                                                   383,672.30       26,679

1-SIP II                    2/19/02           11.6818     32,125.00        2,750
1-SIP II                    3/13/02           12.1907      8,375.00          687
1-SIP II                     6/4/02           14.0500     31,261.25        2,225
1-SIP II                    6/14/02           13.8500      4,986.00          360
1-SIP II                    6/24/02           13.8000      5,520.00          400
1-SIP II                    7/23/02           13.6540     14,473.24        1,060
1-SIP II                    7/24/02           13.2041     31,874.70        2,414
1-SIP II                    8/12/02           13.1100     19,665.00        1,500
1-SIP II                    8/13/02           13.0709     10,260.66          785
1-SIP II                    8/28/02           15.3000      5,446.80          356
1-SIP II                    9/24/02           15.0700      3,014.00          200
1-SIP II                    9/30/02           15.3500      6,569.80          428
1-SIP II                    10/7/02           15.0500      5,372.85          357
1-SIP II                    10/7/02           15.0580      7,529.00          500
1-SIP II                    10/9/02           14.4840     40,149.65        2,772
1-SIP II                    10/14/02          14.4558     10,957.50          758
1-SIP II                    10/15/02          14.4611     40,693.54        2,814
1-SIP II                    10/16/02          14.4500     25,576.50        1,770
1-SIP II                    11/27/02          17.9649     19,006.86        1,058
1-SIP II                    12/3/02           17.4970     24,985.72        1,428
1-SIP II                    12/4/02           17.3000      5,933.90          343
1-SIP II                    12/5/02           17.2500     12,316.50          714
1-SIP II                    12/11/02          17.3087     15,577.83          900
Totals                                                   381,671.30       26,579

2-Federal Holdings          2/19/02           11.6818     32,125.00        2,750
2-Federal Holdings          3/13/02           12.1907      8,375.00          687
2-Federal Holdings           6/4/02           14.0500     31,261.25        2,225
2-Federal Holdings          6/14/02           13.8500      4,986.00          360
2-Federal Holdings          7/23/02           13.6540     14,473.24        1,060
2-Federal Holdings          7/24/02           13.2041     31,874.70        2,414
2-Federal Holdings          7/30/02           13.1175     10,821.94          825
2-Federal Holdings          8/12/02           13.1100     14,093.25        1,075
2-Federal Holdings          8/13/02           13.0709     10,260.66          785
2-Federal Holdings          8/28/02           15.3000      5,446.80          356
2-Federal Holdings          9/23/02           15.0900      1,509.00          100
2-Federal Holdings          9/24/02           15.0700      3,014.00          200
2-Federal Holdings          9/30/02           15.3500      6,569.80          428
2-Federal Holdings          10/7/02           15.0500      5,372.85          357
2-Federal Holdings          10/7/02           15.0567      9,034.00          600
2-Federal Holdings          10/9/02           14.4840     40,149.65        2,772
2-Federal Holdings          10/14/02          14.4558     10,957.50          758
2-Federal Holdings          10/15/02          14.4611     40,693.54        2,814
2-Federal Holdings          10/16/02          14.4500     25,576.50        1,770
2-Federal Holdings          11/27/02          17.9649     19,006.86        1,058
2-Federal Holdings          12/3/02           17.4970     24,985.72        1,428
2-Federal Holdings          12/4/02           17.3000      5,933.90          343
2-Federal Holdings          12/5/02           17.2500     12,316.50          714
2-Federal Holdings          12/11/02          17.3087     15,577.83          900
Totals                                                   384,415.49       26,779

2-Kerri-Matt                2/19/02           11.6818     32,125.00        2,750
2-Kerri-Matt                3/13/02           12.1907      8,375.00          687
2-Kerri-Matt                 6/4/02           14.0500     31,261.25        2,225
2-Kerri-Matt                6/14/02           13.8500      4,986.00          360
2-Kerri-Matt                7/23/02           13.6540     14,473.24        1,060
2-Kerri-Matt                7/24/02           13.2041     31,874.70        2,414
2-Kerri-Matt                7/30/02           13.1175     10,821.94          825
2-Kerri-Matt                8/12/02           13.1100     14,093.25        1,075
2-Kerri-Matt                8/13/02           13.0709     10,260.66          785
2-Kerri-Matt                8/28/02           15.3000      5,446.80          356
2-Kerri-Matt                9/23/02           15.0900      1,509.00          100
2-Kerri-Matt                9/24/02           15.0700      3,014.00          200
2-Kerri-Matt                9/30/02           15.3500      6,569.80          428
2-Kerri-Matt                10/7/02           15.0500      5,372.85          357
2-Kerri-Matt                10/7/02           15.0600      6,024.00          400
2-Kerri-Matt                10/9/02           14.4840     40,149.65        2,772
2-Kerri-Matt                10/14/02          14.4558     10,957.50          758
2-Kerri-Matt                10/15/02          14.4611     40,693.54        2,814
2-Kerri-Matt                10/16/02          14.4500     25,576.50        1,770
2-Kerri-Matt                11/27/02          17.9649     19,006.86        1,058
2-Kerri-Matt                12/3/02           17.4970     24,985.72        1,428
2-Kerri-Matt                12/4/02           17.3000      5,933.90          343
2-Kerri-Matt                12/5/02           17.2500     12,316.50          714
2-Kerri-Matt                12/11/02          17.3087     15,577.83          900
Totals                                                   381,405.49       26,579

2-Pollack Invest Prtshp     2/19/02           11.6818     32,125.00        2,750
2-Pollack Invest Prtshp     3/13/02           12.1907      8,375.00          687
2-Pollack Invest Prtshp      6/4/02           14.0500     31,261.25        2,225
2-Pollack Invest Prtshp     6/14/02           13.8500      4,986.00          360
2-Pollack Invest Prtshp     7/23/02           13.6540     14,473.24        1,060
2-Pollack Invest Prtshp     7/24/02           13.2041     31,874.70        2,414
2-Pollack Invest Prtshp     7/30/02           13.1175     10,821.94          825
2-Pollack Invest Prtshp     8/12/02           13.1100     14,093.25        1,075
2-Pollack Invest Prtshp     8/13/02           13.0709     10,260.66          785
2-Pollack Invest Prtshp     8/28/02           15.3000      5,446.80          356
2-Pollack Invest Prtshp     9/24/02           15.0700      3,014.00          200
2-Pollack Invest Prtshp     9/30/02           15.3500      6,569.80          428
2-Pollack Invest Prtshp     10/7/02           15.0500      5,372.85          357
2-Pollack Invest Prtshp     10/7/02           15.0580      7,529.00          500
2-Pollack Invest Prtshp     10/9/02           14.4840     40,149.65        2,772
2-Pollack Invest Prtshp     10/14/02          14.4558     10,957.50          758
2-Pollack Invest Prtshp     10/15/02          14.4611     40,693.54        2,814
2-Pollack Invest Prtshp     10/16/02          14.4500     25,576.50        1,770
2-Pollack Invest Prtshp     11/27/02          17.9649     19,006.86        1,058
2-Pollack Invest Prtshp     12/3/02           17.4970     24,985.72        1,428
2-Pollack Invest Prtshp     12/4/02           17.3000      5,933.90          343
2-Pollack Invest Prtshp     12/5/02           17.2500     12,316.50          714
2-Pollack Invest Prtshp     12/11/02          17.3087     15,577.83          900
Totals                                                   381,401.49       26,579

3-Lawrence Seidman & CL     2/19/02           11.6818     32,125.00        2,750
3-Lawrence Seidman & Cl     3/13/02           12.1907      8,375.00          687
3-Lawrence Seidman & Cl      6/4/02           14.0500     31,261.25        2,225
7b-Lawrence Seidman & CL   10/25/02           17.0925     34,185.01        2,000
7c-Lawrence Seidman & Cl   10/25/02           17.0925     34,185.01        2,000
Totals                                                   140,131.27        9,662

4-Neal S Axelrod SEP-IRA    12/17/02          18.5800      9,437.69          500
Totals                                                     9,437.69          500

Scott Werner                Prior to                      90,392.98       12,100
                            12/19/02
Totals                                                    90,392.98       12,100

Grand totals                                           2,919,100.00      208,497

                                    Affidavit




     I, Lawrence B. Seidman, consent to be named in the proxy statement as nominees and to serve as directors, if elected at the next Annual Meeting of Alliance Bancorp of New England, Inc.


                                                /ss/Lawrence B. Seidman
                                                -----------------------
                                                Lawrence B. Seidman


Sworn to before me
This 19th day of December, 2002

/ss/Ruth W. Rivkind
-------------------------------
A Notary Public of New Jersey
My Commission Expires Feb. 14, 2006

                                    Affidavit




     I, Scott Werner, consent to be named in the proxy statement as nominees and to serve as director, if elected at the next Annual Meeting of Alliance Bancorp of New England, Inc.


                                                 /ss/Scott Werner
                                                -----------------------
                                                Scott Werner



Sworn to before me
This 18th
day of December, 2002

------------------------------
A Notary Public of Connecticut
My Commission Exp. Sep.30, 2007

                                    Affidavit




     I, Neal Axelrod, consent to be named in the proxy statement as nominees and to serve as directors, if elected at the next Annual Meeting of Alliance Bancorp of New England, Inc.


                                                 /ss/Neal Axelrod
                                                -----------------------
                                                Neal Axelrod

Sworn to before me
This 19th day of December, 2002
/ss/Ruth W. Rivkind
-----------------------------
A Notary Public of New Jersey